UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

GeoPetro Resources Company
(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 700
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws

On March 5, 2007, GeoPetro Resources Company (the “Company”) amended its bylaws as follows:

“RESOLVED, that Section 2.02 of the Corporation’s Bylaws is hereby amended and restated to read in its entirety as follows:

The annual meetings of shareholders shall be held on such date as may be determined each year by the board of directors. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

FURTHER RESOLVED, that Section 5.04 of the Corporation’s Bylaws is hereby added, and reads in its entirety, as follows:

Notwithstanding the provisions of Section 5.01 of this Article V, the corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, if the system has been approved by the United States Securities and Exchange Commission, if it is authorized by any statute of the United States, or if it is in accordance with Division 8 of the California Commercial Code.”

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: March 8, 2007	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman